Exhibit 99.1

Secureworks Reports Fourth Quarter and Full Year Fiscal 2021 Results

ATLANTA, Ga, Mar.11, 2021 - Secureworks (NASDAQ: SCWX), a global leader in cybersecurity, today announced financial results for its fourth quarter and full fiscal year which ended on January 29, 2021.

Key Highlights
•Nearly 400 customers on cloud-native Secureworks Taegis™ platform, resulting in annual recurring revenue (ARR) growth for the product of 266 percent since the beginning of the fiscal year, 31 percent from the third quarter to fourth quarter of fiscal year 2021, to end fiscal year 2021 at $55 million.
•Secureworks Taegis revenue totaled $32.1 million for fiscal year 2021.
•Issuing Secureworks Taegis guidance of at least $150 million ARR by end of fiscal year 2022 and Taegis revenue of $90 to $100 million for fiscal year 2022.
•Both GAAP and Non-GAAP full fiscal year 2021 gross margin up 6 percent over prior year.
•Ended the fourth quarter with a record $220.3 million in cash and cash equivalents.
“The ability to outpace the adversary at scale requires an integrated, open analytics platform that empowers the community to collectively defend against threats,” said Michael R. Cote, chief executive officer, Secureworks. “Nearly 400 customers around the world are now realizing the transformative power of that community through our cloud-native Taegis security analytics platform.”

Financial Summary
“We are pleased with the momentum in our Taegis platform, with over 266% annual growth in ARR for the product of $55 million, up from $15 million since the start of the fiscal year,” said Paul Parrish, chief financial officer, Secureworks. “Further, we’re excited about the future opportunity and see Taegis ARR growth continuing to accelerate.”

Fourth Quarter Fiscal 2021
•For the fourth quarter of fiscal 2021, GAAP revenue decreased 1.6 percent to $139.7 million from $142.0 million in the fourth quarter of fiscal 2020.
•GAAP gross margin was 57.2 percent in the fourth quarter of fiscal 2021, compared with 54.4 percent in the same period last year. Non-GAAP gross margin was 60.2 percent compared with 57.0 percent in the fourth quarter of fiscal 2020.
•GAAP net loss was $9.5 million, or $0.12 per share, in the fourth quarter of fiscal 2021, compared with $5.2 million, or $0.06 per share, in the prior year. Non-GAAP net income was $0.3 million, or breakeven per share, in the fourth quarter of fiscal 2021, compared with $1.9 million, or $0.02 per share, in the same prior year period.
•Adjusted EBITDA for the quarter was $3.2 million, compared with $2.3 million in the fourth quarter of fiscal 2020.

Full Year Fiscal 2021
•GAAP revenue in fiscal 2021 increased 1.5 percent to $561.0 million from $552.8 million in fiscal 2020.
•GAAP gross margin was 56.8 percent in fiscal 2021, up from 54.3 percent in the prior year. Non-GAAP gross margin increased to 59.7 percent from 57.0 percent year-over-year.
•GAAP net loss was $21.9 million, or $0.27 per share, in fiscal 2021, compared with a GAAP net loss of $31.7 million, or $0.39 per share, last year.
•Non-GAAP net income was $17.9 million, or $0.22 per share, in fiscal 2021, compared to non-GAAP net income of $0.2 million, or $0.01 per share, in fiscal 2020.
•Adjusted EBITDA was $33.2 million, compared with $10.3 million in fiscal 2020.
•Cash provided by operating activities for fiscal 2021 was $60.7 million.

Business and Operational Highlights
•During the fourth quarter of fiscal 2021, Secureworks unveiled threat detection and response security analytics improvements to Secureworks Taegis XDR (Extended Detection and Response) addressing customers’ need for a compelling SIEM alternative.
•Secureworks Taegis XDR customers experience benefits of nearly $3.6 million over three years and ROI of 413% according to a commissioned Total Economic Impact study conducted by Forrester Consulting.
•Secureworks recently introduced a new MSSP track within the Secureworks Global Partner Program, leveraging the Company’s 20+ years of experience as a leading MSSP, enabling partners to deliver services on the cloud-native Secureworks Taegis platform, strengthening the security community and creating additional revenue streams.

Financial Outlook
For the first quarter of fiscal 2022, the Company expects:
•Revenue of $134 to $136 million.
•GAAP net loss per share of $0.16 to $0.17 and non-GAAP net loss per share of $0.02 to $0.04.
For the full fiscal year 2022, the Company expects:
•Revenue of $535 to $545 million, reflecting our shift toward partner-delivered services as we scale our MSSP program.
•GAAP net loss of $63 to $71 million and $0.76 to $0.86 on a per share basis.
•Non-GAAP net loss of $18 to $26 million and $0.22 to $0.31 on a per share basis, primarily reflecting incremental investments in both R&D to extend the Taegis platform and in sales and marketing related to the expansion of our Partner Program and promotion of Taegis.
•Adjusted EBITDA to be $13 to $23 million negative for the full year.
•Cash flow from operations to range from breakeven to a $10 million use of cash.
•Taegis ARR of at least $150 million at the end of fiscal year 2022, which translates to Taegis revenue of $90 to $100 million for fiscal year 2022, as we ramp new customer acquisition and accelerate the transition of existing customers looking to benefit from the additional capabilities offered by the new platform.

Conference Call Information
As previously announced, the Company will hold a conference call to discuss its fourth quarter and full year 2021 results and financial guidance on Mar. 11, 2021, at 8:00 a.m. U.S. ET. A live audio webcast of the conference call and the related supplemental financial information will be accessible on the Company’s website at http://investors.secureworks.com. The webcast and supplemental information will be archived at the same location for one year.

Operating Metrics
The Company defines annual recurring revenue (ARR) as the value of its subscription contracts as of a particular date. Because the Company uses recurring revenue as a leading indicator of future annual revenue, it includes operational backlog. Operational backlog is defined as the recurring revenue associated with pending contracts, which are contracts that have been sold but for which the service period has not yet commenced.

Non-GAAP Financial Measures
This press release presents information about the Company’s non-GAAP revenue, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP earnings (loss) per share and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of each of the foregoing non-GAAP financial measures to the most directly comparable GAAP financial measure is provided below for each of the fiscal periods indicated.

Special Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “plan,” “potential,” “outlook,” “should,” “will” and “would,” or similar words or expressions that refer to future events or outcomes. Such forward-looking statements include, but are not limited to, the statements in this press release with respect to the Company’s expectations regarding revenue, GAAP net loss per share, and non-GAAP net loss per share for the first quarter of fiscal 2022, and revenue, GAAP net loss, GAAP net loss per share, non-GAAP net loss, non-GAAP net loss per share, Adjusted EBITDA, cash flow from operations, and annual recurring revenue and revenue for its Taegis platform for full year fiscal 2022, all of which reflect the Company’s current analysis of existing trends and information. These forward-looking statements represent the Company’s judgment only as of the date of this press release.
Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties and other factors, including those relating to, among others: the Company’s ability to achieve or maintain profitability; the Company’s ability to enhance its existing solutions and technologies and to develop or acquire new solutions and technologies; the rapidly evolving market in which the Company operates; the Company’s reliance on personnel with extensive information security expertise; fluctuations in the Company’s quarterly results and other operating measures; intense competition in the Company’s markets; the Company’s ability to attract new customers, retain existing customers and increase its annual contract values; the Company’s reliance on customers in the financial services industry; the Company’s ability to manage its growth effectively; the Company’s ability to maintain high-quality client service and support functions; terms of the Company’s service level agreements with customers that require credits for service failures or inadequacies; the Company’s ability to continue expansion of its sales force; the Company’s long and unpredictable sales cycles; risks associated with the Company’s international sales and operations; the effect of Brexit on the Company’s operations; the Company’s ability to expand its key distribution relationships; the Company’s technology alliance partnerships; real or perceived defects, errors or vulnerabilities in the Company’s solutions or the failure of its solutions to prevent a security breach; the risks associated with cyber attacks or other data security incidents; the effect of adverse legislative or regulatory tax changes or unfavorable outcomes in tax audits and other tax compliance matters; the ability of the Company’s solutions to interoperate with its customers’ IT infrastructure; the Company’s ability to use third-party technologies; the effect of evolving information security and data privacy laws and regulations on the Company’s business; the Company’s ability to maintain and enhance its brand; risks associated with the Company’s acquisition of other businesses; the Company’s recognition of revenue ratably over the terms of its managed security and threat intelligence contracts; estimates or judgments relating to the Company’s critical accounting policies; the Company’s exposure to fluctuations in currency exchange rates; the effect of governmental export or import controls on the Company’s business; the Company’s compliance with the Foreign Corrupt Practices Act and similar laws; the Company’s ability to maintain effective disclosure controls and procedures; the effect of natural disasters, public health issues and other catastrophic events on the Company’s ability to serve its customers, including the coronavirus (COVID-19) pandemic; the Company’s reliance on patents to protect its intellectual property rights; the Company’s ability to protect, maintain or enforce its non-patented intellectual property rights and proprietary information; claims by third parties of infringement of their proprietary technology by the Company; the Company’s use of open source technology; and risks related to the Company’s relationship with Dell Technologies Inc. and Dell Inc. and control of the Company by Dell Technologies Inc.
This list of risks, uncertainties and other factors is not complete. The Company discusses these matters more fully, as well as certain risk factors that could affect the Company’s business, financial condition, results of operations and prospects, under the caption “Risk Factors” in the Company’s annual report on Form 10-K, as well as in the Company’s other SEC filings. Any or all forward-looking statements the Company makes may turn out to be wrong and can be affected by inaccurate assumptions the Company might make or by known or unknown risks, uncertainties and other factors, including those identified in this press release. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. The Company does not undertake to update, and expressly disclaims any obligation to update, any of its forward-looking statements, whether as a result of circumstances or events that arise after the date the statements are made, new information or otherwise.

About Secureworks
Secureworks (NASDAQ: SCWX) is a global cybersecurity leader that protects customer progress with Secureworks® Taegis™, a cloud-native security analytics platform built on 20+ years of real-world threat intelligence and research, improving customers’ ability to detect advanced threats, streamline and collaborate on investigations, and automate the right actions.
www.secureworks.com

Contact Information
Investor Inquiries:
Richie Downum
Investor Relations Director
404-235-1021
rdownum@secureworks.com
Media Inquiries:
Derek Delano
Corporate Communications
617-335-9516
press@secureworks.com

(Tables Follow)

SECUREWORKS CORP.
Consolidated Statements of Operations and Related Financial Highlights
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended		Twelve Months Ended
	January 29, 2021	January 31, 2020	January 29, 2021	January 31, 2020
Net revenue	$139,736	$141,986	$561,034	$552,765
Cost of revenue	59,745	64,792	242,167	252,796
Gross margin	79,991	77,194	318,867	299,969
Research and development	29,218	23,364	105,008	94,964
Sales and marketing	37,048	40,708	144,934	157,674
General and administrative	27,936	25,643	101,760	99,505
Total operating expenses	94,202	89,715	351,702	352,143
Operating loss	(14,211)	(12,521)	(32,835)	(52,174)
Interest and other, net	90	(111)	1,034	850
Loss before income taxes	(14,121)	(12,632)	(31,801)	(51,324)
Income tax expense (benefit)	(4,590)	(7,404)	(9,899)	(19,658)
Net income (loss)	$(9,531)	$(5,228)	$(21,902)	$(31,666)

Net income (loss) per common share (basic)	$(0.12)	$(0.06)	$(0.27)	$(0.39)
Net income (loss) per common share (diluted)	$(0.12)	$(0.06)	$(0.27)	$(0.39)

Weighted-average common shares
outstanding (basic)	81,602	80,591	81,358	80,563
Weighted-average common shares
outstanding (diluted)	81,602	80,591	81,358	80,563

Percentage of Total Net Revenue
Gross margin	57.2%	54.4%	56.8%	54.3%
Research and development	20.9%	16.5%	18.7%	17.2%
Sales and marketing	26.5%	28.7%	25.8%	28.5%
General and administrative	20.0%	18.1%	18.1%	18.0%
Operating expenses	67.4%	63.2%	62.7%	63.7%
Operating loss	(10.2)%	(8.8)%	(5.9)%	(9.4)%
Loss before income taxes	(10.1)%	(8.9)%	(5.7)%	(9.3)%
Net income (loss)	(6.8)%	(3.7)%	(3.9)%	(5.7)%
Effective tax rate	32.5%	58.6%	31.1%	38.3%

Note: Percentage growth rates are calculated based on underlying data in thousands

SECUREWORKS CORP.
Consolidated Statements of Financial Position
(in thousands)
(unaudited)

	January 29, 2021	January 31, 2020
Assets:
Current assets:
Cash and cash equivalents	$220,300	$181,838
Accounts receivable, net	108,005	111,798
Inventories	560	746
Other current assets	17,349	27,449
Total current assets	346,214	321,831
Property and equipment, net	17,143	27,606
Goodwill	425,861	416,487
Operating lease right-of-use assets, net	22,330	23,463
Intangible assets, net	157,820	180,052
Other non-current assets	75,993	78,592
Total assets	$1,045,361	$1,048,031
Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$16,769	$18,690
Accrued and other	109,134	98,855
Deferred revenue	168,437	175,847
Total current liabilities	294,340	293,392
Long-term deferred revenue	9,590	12,690
Operating lease liabilities, non-current	22,461	24,669
Other non-current liabilities	51,189	50,400
Total liabilities	377,580	381,151
Stockholders' equity	667,781	666,880
Total liabilities and stockholders' equity	$1,045,361	$1,048,031

SECUREWORKS CORP.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Twelve Months Ended
	January 29, 2021	January 31, 2020
Cash flows from operating activities:
Net loss	$(21,902)	$(31,666)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	41,614	42,932
Stock-based compensation expense	24,414	19,548
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	(1,485)	270
Income tax benefit	(9,899)	(19,658)
Other non cash impacts	392	1,830
Provision for doubtful accounts	1,810	3,099
Changes in assets and liabilities:
Accounts receivable	2,557	26,789
Net transactions with parent	11,788	(12,483)
Inventories	186	(278)
Other assets	18,659	13,293
Accounts payable	(1,527)	7,008
Deferred revenue	(9,759)	14,463
Accrued and other current liabilities	3,741	13,692
Net cash provided by operating activities	60,589	78,839
Cash flows from investing activities:
Capital expenditures	(3,005)	(12,590)
Acquisition of Subsidiary, net of cash	(15,081)	—
Net cash used in investing activities	(18,086)	(12,590)
Cash flows from financing activities:
Proceeds from stock option exercises	1,469	1,327
Taxes paid on vested restricted shares	(5,510)	(8,453)
Purchases of stock for treasury	—	(6,377)
Payments on financed capital expenditures	—	(500)
Net cash used in financing activities	(4,041)	(14,003)
Net increase in cash and cash equivalents	38,462	52,246
Cash and cash equivalents at beginning of the period	181,838	129,592
Cash and cash equivalents at end of the period	220,300	181,838

Supplemental Disclosures of Cash Flow Information:
Financed capital expenditures	$—	$724
Income taxes paid	1,933	1,746

Non-GAAP Financial Measures
This press release presents information about the Company’s non-GAAP revenue, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP earnings (loss) per share and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with GAAP. A detailed discussion of the Company’s reasons for including these non-GAAP financial measures, the limitations associated with these measures, the items excluded from these measures, and our reason for excluding those items are presented below. The Company encourages investors to review its GAAP results in conjunction with the presentation of non-GAAP financial measures.

The following is a summary of the items excluded from the most comparable GAAP financial measures to calculate our non-GAAP financial measures:
•Amortization of Intangible Assets. Amortization of intangible assets consists of amortization of customer relationships and acquired technology. In connection with the acquisition of Dell by Dell Technologies in fiscal 2014, all of our tangible and intangible assets and liabilities were accounted for and recognized at fair value on the transaction date. Accordingly, amortization of intangible assets consists of amortization associated with intangible assets recognized in connection with this transaction.
•Stock-based Compensation Expense. Non-cash stock-based compensation expense relates to both the Dell Technologies and Secureworks equity plans. We exclude such expense when assessing the effectiveness of our operating performance since stock-based compensation does not necessarily correlate with the underlying operating performance of the business.
•Impact of Tax Cuts and Jobs Act. The impact of the Tax Cuts and Jobs Act relates to final tax provision impacts of complying with the U.S. tax reform that was enacted in December 2017, as recorded in fiscal 2020 and fiscal 2019, as well as the provisional tax benefit of $27.0 million that was recorded in the fourth quarter of fiscal 2018. For additional information, see “Notes to Consolidated Financial Statements—Note 12—Income and Other Taxes” in our consolidated financial statements included in this report.
•Aggregate Adjustment for Income Taxes. The aggregate adjustment for income taxes is the estimated combined income tax effect for the adjustments mentioned above. The tax effects are determined based on the tax jurisdictions where the above items were incurred.

(Tables Follow)

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	January 29, 2021	January 31, 2020	January 29, 2021	January 31, 2020
GAAP revenue	$139,736	$141,986	$561,034	$552,765
Non-GAAP revenue	$139,736	$141,986	$561,034	$552,765
GAAP gross margin	$79,991	$77,194	$318,867	$299,969
Amortization of intangibles	3,833	3,560	14,587	14,089
Stock-based compensation expense	338	197	1,346	1,206
Non-GAAP gross margin	$84,162	$80,951	$334,800	$315,264
GAAP research and development expenses	$29,218	$23,364	$105,008	$94,964
Stock-based compensation expense	(1,229)	(1,123)	(4,410)	(4,280)
Non-GAAP research and development expenses	$27,989	$22,241	$100,598	$90,684
GAAP sales and marketing expenses	$37,048	$40,708	$144,934	$157,674
Stock-based compensation expense	(981)	695	(3,676)	(1,694)
Non-GAAP sales and marketing expenses	$36,067	$41,403	$141,258	$155,980
GAAP general and administrative expenses	$27,936	$25,643	$101,760	$99,505
Amortization of intangibles	(3,524)	(3,524)	(14,094)	(14,094)
Stock-based compensation expense	(4,190)	(3,305)	(14,982)	(12,368)
Non-GAAP general and administrative expenses	$20,222	$18,814	$72,684	$73,043
GAAP operating income (loss)	$(14,211)	$(12,521)	$(32,835)	$(52,174)
Amortization of intangibles	7,357	7,083	28,682	28,183
Stock-based compensation expense	6,739	3,931	24,414	19,548
Non-GAAP operating income (loss)	$(115)	$(1,507)	$20,261	$(4,443)
GAAP net income (loss)	$(9,531)	$(5,228)	$(21,902)	$(31,666)
Amortization of intangibles	7,357	7,083	28,682	28,183
Stock-based compensation expense	6,739	3,931	24,414	19,548
Impact of Tax Cuts and Jobs Act	—	(1,191)	—	(1,191)
Aggregate adjustment for income taxes	(4,269)	(2,691)	(13,267)	(14,688)
Non-GAAP net income	$296	$1,904	$17,927	$186
GAAP earnings (loss) per share	$(0.12)	$(0.06)	$(0.27)	$(0.39)
Amortization of intangibles	0.09	0.09	0.35	0.35
Stock-based compensation expense	0.08	0.05	0.30	0.24
Impact of Tax Cuts and Jobs Act	—	(0.01)	—	(0.01)
Aggregate adjustment for income taxes	(0.05)	(0.03)	(0.16)	(0.18)
Non-GAAP earnings per share *	$—	$0.02	$0.22	$—
* Sum of reconciling items may differ from total due to rounding of individual components
GAAP net income (loss)	$(9,531)	$(5,228)	$(21,902)	$(31,666)
Interest and other, net	(90)	111	(1,034)	(850)
Income tax expense (benefit)	(4,590)	(7,404)	(9,899)	(19,658)
Depreciation and amortization	10,636	10,915	41,614	42,932
Stock-based compensation expense	6,739	3,931	24,414	19,548
Adjusted EBITDA	$3,164	$2,325	$33,193	$10,306

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

	Three Months Ended		Twelve Months Ended
Percentage of Total Net Revenue	January 29, 2021	January 31, 2020	January 29, 2021	January 31, 2020
GAAP gross margin	57.2%	54.4%	56.8%	54.3%
Non-GAAP adjustment	3.0%	2.6%	2.9%	2.7%
Non-GAAP gross margin	60.2%	57.0%	59.7%	57.0%

GAAP research and development expenses	20.9%	16.5%	18.7%	17.2%
Non-GAAP adjustment	(0.9)%	(0.8)%	(0.8)%	(0.8)%
Non-GAAP research and development expenses	20.0%	15.7%	17.9%	16.4%

GAAP sales and marketing expenses	26.5%	28.7%	25.8%	28.5%
Non-GAAP adjustment	(0.7)%	0.5%	(0.6)%	(0.3)%
Non-GAAP sales and marketing expenses	25.8%	29.2%	25.2%	28.2%

GAAP general and administrative expenses	20.0%	18.1%	18.1%	18.0%
Non-GAAP adjustment	(5.5)%	(4.8)%	(5.1)%	(4.8)%
Non-GAAP general and administrative expenses	14.5%	13.3%	13.0%	13.2%

GAAP operating income (loss)	(10.2)%	(8.8)%	(5.9)%	(9.4)%
Non-GAAP adjustment	10.1%	7.7%	9.5%	8.6%
Non-GAAP operating income (loss)	(0.1)%	(1.1)%	3.6%	(0.8)%

GAAP net income (loss)	(6.8)%	(3.7)%	(3.9)%	(5.7)%
Non-GAAP adjustment	7.0%	5.0%	7.1%	5.7%
Non-GAAP net income (loss)	0.2%	1.3%	3.2%	—%

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in millions, except per share data)
(unaudited)

	Three Months Ending		Fiscal Year Ending
	April 30, 2021		January 28, 2022
	Low End of Guidance	High End of Guidance	Low End of Guidance	High End of Guidance
GAAP and non-GAAP revenue	$134	$136	$535	$545

GAAP net loss	$(14)	$(13)	$(71)	$(63)
Amortization of intangibles	7	7	29	29
Stock-based compensation expense	7	7	30	30
Aggregate adjustment for income taxes	(3)	(3)	(14)	(14)
Non-GAAP net (loss)*	$(3)	$(2)	$(26)	$(18)

GAAP net loss per share	$(0.17)	$(0.16)	$(0.86)	$(0.76)
Amortization of intangibles	0.09	0.09	0.35	0.35
Stock-based compensation expense	0.08	0.08	0.37	0.37
Aggregate adjustment for income taxes	(0.03)	(0.03)	(0.17)	(0.17)
Non-GAAP net (loss) per share*	$(0.04)	$(0.02)	$(0.31)	$(0.22)

GAAP net loss			$(71)	$(63)
Interest and other, net			(1)	(1)
Income tax benefit			(20)	(18)
Depreciation and amortization			38	38
Stock-based compensation expense			30	30
Adjusted EBITDA*			$(23)	$(13)

Other Items
Effective tax rate				22%
Weighted average shares outstanding (in millions)				82.1
Cash flow from operations			Breakeven to $(10)
Capital expenditures				$3 - $4

* Sum of reconciling items may differ from total due to rounding of individual components
Sum of quarterly guidance may differ from full year guidance due to rounding